Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES SIGNS BINDING OFFER

TO ACQUIRE CITOXLAB

– Further Strengthens Charles River’s Position as

the Leading Global Early-Stage CRO –

– Transaction Expected to be Accretive to Non-GAAP EPS by

Approximately $0.15 in 2019 and At Least $0.35 in 2020 –

WILMINGTON, MA, February 13, 2019 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has signed a binding offer to acquire Citoxlab for €448 million in cash (or approximately $510 million based on current exchange rates), subject to customary closing adjustments. The proposed transaction is expected to close in the second quarter of 2019, subject to labor consultations, regulatory requirements, and customary closing conditions. Upon completion of the labor consultations, Citoxlab’s shareholders are expected to enter into a definitive purchase agreement.

Citoxlab is a premier, non-clinical contract research organization (CRO), specializing in regulated safety assessment services, non-regulated discovery services, and medical device testing. With operations in Europe and North America, the proposed acquisition of Citoxlab would further strengthen Charles River’s position as the leading, global, early-stage CRO by expanding its scientific portfolio and geographic footprint, which would enhance the Company’s ability to partner with clients across the drug discovery and development continuum.

James C. Foster, Chairman, President and Chief Executive Officer of Charles River Laboratories, commented, “The proposed acquisition of Citoxlab would expand and solidify Charles River’s position as the partner of choice for our clients’ early-stage research needs, at a time when we believe there continues to be significant demand for outsourced services from both biotechnology and pharmaceutical companies. Citoxlab would be an exceptional strategic fit for Charles River because it incorporates the key attributes we require in an acquisition: scientific expertise, complementary capabilities, talented people, and access to growing end markets. The proposed acquisition would also enhance our geographic footprint, particularly in Europe, and our access to a growing biotechnology client base, enabling Charles River to provide a broader range of services proximate to our clients – both large and small.”

“In addition to enhancing our value proposition for clients and meeting our disciplined acquisition criteria, we believe that the proposed acquisition of Citoxlab would generate value for shareholders, driving profitable revenue growth and non-GAAP earnings per share accretion of approximately $0.15 in 2019 and at least $0.35 in 2020. We greatly respect and are committed to Citoxlab’s employees, its scientific capabilities, and the reputation it has built over 50 years since its founding, and look forward to welcoming Citoxlab to the Charles River family,” Mr. Foster concluded.

Jean-François Le Bigot, Ph.D., Chairman and Chief Executive Officer of Citoxlab, added, “Becoming part of the Charles River family would be a significant achievement and recognition of the accomplishments of Citoxlab and our dedicated team. After many years of growth, I am very pleased and excited to embark on a new era for Citoxlab. I am confident that Charles River is committed to our global employees and advancing our mission through our extensive scientific capabilities. At a time when new drug approvals are at record levels and the complexity of each drug candidate is increasing, we believe the collaboration of our respective scientific teams, the implementation of best practices, and the synergies between the early-stage services offered by Charles River and Citoxlab would represent a significant growth opportunity for both organizations, and also enhance the value that we provide to all of our clients to meet their individual needs.”

Strategic Rationale

The proposed acquisition of Citoxlab would strengthen Charles River’s presence in growing end markets, enhance its global scale and geographic footprint, and augment its scientific capabilities, providing a compelling value proposition for both clients and shareholders.

•	Strengthens service portfolio – Citoxlab provides a broad suite of early-stage services that would strengthen Charles River’s existing capabilities in four key areas:

o	General and specialty toxicology, including developmental and reproductive toxicology and ocular services, as well as agricultural and industrial chemical testing, including ecotoxicology services;

o	Preclinical medical device testing services, significantly enhancing Charles River’s existing expertise;

o	Non-regulated discovery solutions, ranging from traditional DMPK services to drug transporter and drug-to-drug interaction research; and

o	Genomics research, adding unique expertise to Charles River’s capabilities in mechanistic and investigative toxicology.

•

Enhances global scale to meet growing demand – The proposed acquisition would enhance Charles River’s presence in Europe, particularly in Eastern Europe. Citoxlab has nine operating sites in six countries in Europe and North America, with global capacity totaling over 700,000 square feet.

•

Expands client base – Citoxlab has a diverse client base of biopharmaceutical, agriculture and industrial chemical, and medical device companies worldwide. Specifically, the proposed acquisition would further expand Charles River’s small and mid-sized biotechnology client base, its fastest-growing client segment.

•

Compelling financial profile – The addition of Citoxlab would enhance Charles River’s ability to achieve its long-term financial goals. The proposed acquisition is also expected to generate attractive returns on capital through profitable revenue growth and meaningful accretion to non-GAAP earnings per share.

Additional Financial and Transaction Details

The purchase price implies multiples of 13.8x non-GAAP EBITDA based on Citoxlab’s estimated last twelve-month results prior to the anticipated close, and approximately 11.7x non-GAAP EBITDA based on the estimated forward twelve-month results after the anticipated close.

The proposed acquisition is expected to add $115 to $130 million to Charles River’s 2019 consolidated revenue based on the anticipated second-quarter close, and approximately $200 million to 2020 consolidated revenue. Citoxlab’s revenue is expected to grow at a high-single-digit rate, which is consistent with the long-term organic revenue growth target for Charles River’s Discovery and Safety Assessment (DSA) segment. Citoxlab is expected to be reported as part of Charles River’s DSA segment.

The proposed transaction is expected to be accretive to non-GAAP earnings per share by approximately $0.15 in 2019 and at least $0.35 in 2020. Items excluded from non-GAAP earnings per share are expected to include all acquisition-related costs, which primarily include amortization of intangible assets, advisory fees, and integration costs.

The proposed acquisition and associated fees are expected to be financed through Charles River’s existing revolving credit facility and cash.

Evercore is acting as the exclusive financial advisor to Charles River. Darrois Villey Maillot Brochier is acting as Charles River’s transactional legal counsel and Axinn, Veltrop & Harkrider LLP is acting as antitrust counsel. Goodwin Procter LLP is acting as Citoxlab’s transactional legal counsel.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, February 13th, at 8:30 a.m. EST to discuss its fourth-quarter earnings, 2019 guidance, and matters relating to this news release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation on the website.

Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, integration costs, advisory fees, and other charges related to our acquisitions and expenses associated with evaluating acquisitions. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This news release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this news release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen irregularly and the underlying costs associated with such activities do not recur on a consistent basis. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this news release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to periodically assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. A reconciliation of the effect of this transaction on non-GAAP earnings per share for 2019 and 2020 to the most directly comparable GAAP financial measure has not been included because it is impracticable to determine the allocation of the purchase price for the proposed acquisition and other necessary adjustments at this time.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the proposed acquisition of Citoxlab, expectations regarding the timing of the closing of the proposed acquisition, and Charles River’s expectations with respect to the impact of Citoxlab on the Company, its service offerings, client perception, revenue, revenue growth rates, and earnings; Citoxlab’s final 2018 financial results; Charles River’s projected future performance including revenue and earnings per share; as well as Charles River’s future growth in the area of safety assessment. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the ability to successfully complete the acquisition of Citoxlab. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River’s Annual Report on Form 10-K as filed on February 13, 2018, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President, Investor Relations	Corporate Vice President, Public Relations
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com